Exhibit 5.1
Baker & Hostetler LLP
200 Civic Center Drive, Suite 1200
Columbus, Ohio 43215
June 4, 2026
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
Ladies and Gentlemen:
We have acted as counsel to Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of up to $25,000,000 of the following securities: (i) shares of common stock, par value $0.01 of the Company (the “Common Stock”); (ii) warrants to purchase shares of Common Stock (the “Warrants”); (iii) subscription rights to purchase Common Stock, Warrants, Units or any combination thereof (the “Subscription Rights”); and (iv) units comprised of one or more of the securities described in clauses (i) through (iii) above, in any combination (the “Units” and, together with the Common Stock, Warrants and Subscription Rights, the “Securities”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act.
We have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
For purposes of this opinion, we have assumed that:
a)the Registration Statement and any amendments thereto will have become effective and remain effective at the time of issuance and sale of the Securities thereunder;

b)the Company’s Board of Directors or a duly authorized committee thereof shall have authorized the issuance and sale of the Securities by all necessary corporate action;
c)at the time of the issuance and sale of the Securities, the total number of issued shares of Common Stock together with the total number of shares of Common Stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock authorized and available for issuance pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended and as it then may be amended;
d)a Prospectus Supplement with respect to the offering of the Securities shall have been prepared, delivered and filed with the Commission in compliance with the Act and the rules and regulations thereunder, and such Securities shall have been issued and sold as described in the Registration Statement and such Prospectus Supplement and in accordance with the terms and conditions of any applicable underwriting, subscription or similar agreement; and
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
a)the Common Stock offered pursuant to the Registration Statement will be validly issued, fully paid and non-assessable;
b)when the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable warrant or similar agreement duly authorized, executed and delivered by the Company and any applicable warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;
c)when the Subscription Rights have been duly executed and delivered against payment therefor, pursuant to the applicable rights or similar agreement duly authorized, executed and delivered by the Company and any applicable rights agent, then the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
d)when the Units (including any Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable unit or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.
We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP